                                                                   EXHIBIT 99.2

                                  MEDIACOM LLC

                                       and

                          MEDIACOM CAPITAL CORPORATION

                     Instruction to Registered Holder and/or
         Book-Entry Transfer Facility Participant from Beneficial Owner for
                Offer to Exchange 9 1/2% Senior Notes due 2013,
     which have been registered under the Securities Act of 1933, as amended
               (the "Securities Act"), for any and all outstanding
                          9 1/2% Senior Notes due 2013
      that were issued and sold in a transaction exempt from registration under the Securities Act

                Pursuant to the Prospectus dated      , 2001

--------------------------------------------------------------------------------
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ______________, 2001 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
--------------------------------------------------------------------------------

To Registered Holder and/or the Book-Entry Transfer Facility Participant:

         The undersigned hereby acknowledges receipt of the Prospectus dated ____________, 2001 (as the same may be amended or supplemented from time to time, the "Prospectus") of Mediacom LLC, a New York limited liability company ("Mediacom"), and Mediacom Capital Corporation, a New York corporation and a wholly-owned subsidiary of Mediacom ("Mediacom Capital," and Mediacom Capital and Mediacom collectively, the "Issuers"), and the accompanying Letter of Transmittal (the "Letter of Transmittal") that together constitute the Issuers' offer (the "Exchange Offer") to exchange its 9 1/2% Senior Notes due 2013 (the "Exchange Notes"), which have been registered under the Securities Act, for all of its outstanding 9 1/2% Senior Notes due 2013 (the "Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

         This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Notes held by you for the account of the undersigned.

         The aggregate face amount of the Notes held by you for the account of the undersigned is (fill in amount):

         $___________________ of the 9 1/2% Senior Notes due 2013

         With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

         [_] To TENDER the following Notes held by you for the amount of the undersigned (insert principal amount of Notes to be tendered):
              $____________________

         [_] NOT to TENDER any Notes held by you for the account of the undersigned.

         If the undersigned instructs you to tender the Notes held by you for the account of the undersigned, it is understood that you are authorized to (a) make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the state of (fill in state) ________,
(ii) the undersigned is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Issuers, (iii) any Exchange Notes to be received by the undersigned are being acquired in the ordinary course of its business, (iv) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes to be received in the Exchange Offer, (v) the undersigned is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Notes and (vi) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange

Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "Exchange Offer--Exchange and Registration Rights Agreement;" (b) to tender such Notes and to agree, on behalf of the undersigned, to accept the Exchange Offer pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus and the Letter of Transmittal, including the delivery of an Agent's Message, to effect the valid tender of such Notes.

         The Issuers may require the undersigned, as a condition to the undersigned's eligibility to participate in the Exchange Offer, to furnish to the Issuers (or an agent thereof) in writing information as to the number of "beneficial owners" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, on behalf of whom the undersigned holds the Notes to be exchanged in the Exchange Offer. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes, it represents that the Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, such undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

--------------------------------------------------------------------------------
                                    SIGN HERE

Name of beneficial owner(s):
                             ---------------------------------------------------
Signature(s):
              ------------------------------------------------------------------
Name (please print):
                     -----------------------------------------------------------
Address:
          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

Telephone number:
                  --------------------------------------------------------------
Taxpayer Identification or Social Security Number:
                                                   -----------------------------
Date:
      --------------------------------------------------------------------------
--------------------------------------------------------------------------------




                                      - 2 -